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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                          DATE OF REPORT: JULY 13, 2001

                         COMMISSION FILE NUMBER 1-12872


                           EOTT ENERGY PARTNERS, L.P.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                    DELAWARE                             76-0424520
          (STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER
           INCORPORATION OR ORGANIZATION)           IDENTIFICATION NUMBER)


         2000 WEST SAM HOUSTON PARKWAY SOUTH
                    SUITE 400
                 HOUSTON, TEXAS                             77042
             (ADDRESS OF PRINCIPAL                       (ZIP CODE)
               EXECUTIVE OFFICES)


                                 (713) 993-5200
                         (REGISTRANT'S TELEPHONE NUMBER,
                              INCLUDING AREA CODE)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On June 29, 2001, EOTT Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), through a newly created, wholly owned subsidiary, EOTT Energy Liquids, L.P., a Delaware limited partnership ("EEL"), purchased certain natural gas liquids processing, storage and transportation assets located in the Texas gulf coast region. The assets were purchased for $117 million in cash from Enron Corp., an Oregon Corporation ("Enron"), and from State Street Bank and Trust Company of Connecticut, National Association, Trustee (the "Trustee"). The assets held by the Trustee were held under a lease financing arrangement with Enron. Immediately prior to the acquisition, all of the assets were operated by EGP Fuels Company, a Delaware corporation and wholly owned subsidiary of Enron ("EGP Fuels"). EOTT Energy Corp., a Delaware corporation and the Partnership's general partner, is also a wholly owned subsidiary of Enron.

         This acquisition included (i) a hydrocarbon processing complex, located in Morgan's Point, Texas, that is currently being used for the production of isobutylene and methyl tertiary butyl ether and processes approximately 16,000 barrels per day, (ii) a natural gas liquids storage facility, located in Mont Belvieu, Texas (the "Mont Belvieu Facility"), that consists of ten active wells with a total storage capacity of approximately ten million barrels, (iii) a 240 mile liquids pipeline grid system used for the transportation of natural gas liquids and other products to and from the Mont Belvieu Facility and the hydrocarbon processing complex and other distribution points and (iv) loading, unloading and transportation facilities that are associated with the foregoing (collectively, the "Assets").

         The Partnership acquired the Assets pursuant to the terms of a Purchase and Sale Agreement dated June 29, 2001 between the Partnership and Enron (the "Agreement"), a copy of which has been filed as an exhibit to this Current Report. The Agreement contained representations and warranties of the parties and certain indemnity agreements.

         The Purchase Price was based upon the value of the Assets and the associated contracts, and the terms of the transaction and related contracts were reviewed by the Audit Committee of the Partnership's general partner, which consists of three directors who are not employees of the general partner or any other affiliate of Enron. The Audit Committee engaged its own counsel and an investment banking firm that rendered an opinion as to the fairness of the transaction from a financial point of view. The Audit Committee and the board of directors of the Partnership's general partner (including a majority of the disinterested directors) approved the transaction. The Partnership financed the amount of the Purchase Price through borrowings from Standard Chartered Trade Services Corporation pursuant to inventory and receivable financing facilities. These facilities are for an aggregate amount of $300 million and were obtained by the Partnership on an interim basis until long term financing is obtained.

         Concurrently, EEL entered into a 10-year tolling agreement for the conversion of feedstocks into products, on a take-or-pay basis, which obligations are expected to be met using the hydrocarbon processing complex, and a 10-year storage and transportation agreement for the use of a significant portion of the storage facility and pipeline grid system, on a take-or-pay basis. Both agreements are with Enron Gas Liquids, Inc. ("EGLI"), a wholly owned subsidiary of Enron, which retains all existing third party commodity, transportation and storage contracts associated with these facilities.

         Under the tolling agreement, EEL will receive an escalating fixed fee based on a quarterly minimum conversion level. Any amounts converted above the minimum conversion levels are subject to a revenue sharing arrangement between EEL and EGLI. In addition, there is a conversion option whereby EGLI will reimburse EEL for the capital costs to convert the hydrocarbon processing complex to produce other products. Upon exercise of the option, EEL and EGLI would renegotiate the terms of the agreement on a basis consistent with the current agreement. The agreement also includes damage provisions if EEL is unable to process and deliver the quarterly minimum volumes under the agreement as well as early termination payments that could result in EGLI owing damages to EEL.

         Under the storage and transportation agreement, EEL will receive a fixed storage and throughput fee, which escalates throughout the agreement, based on firm storage quantities. EGLI has a right of first refusal related to certain additional storage capacity and additional throughput capacity for an additional fee.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of the Acquired Business.

                  It is impracticable for the Partnership to provide the financial statements required to be provided by this Item at this time, however, the Partnership intends to provide the required statements under cover of an amendment of this Current Report on Form8-K/A as soon as practicable, but in any event by September 13, 2001.

         (b)      Pro Forma Financial Information.

                  It is impracticable for the Partnership to provide the financial statements required to be provided by this Item at this time, however, the Partnership intends to provide the required statements under cover of an amendment of this Current Report on Form8-K/A as soon as practicable, but in any event by September 13, 2001.

         (c)      Exhibits.

   Ex. 10.38      Purchase and Sale Agreement between Enron Corp. and EOTT
                  Energy Partners, L.P., dated June 29, 2001, with list of omitted schedules and agreement to furnish omitted schedules supplementally to the Securities and Exchange Commission upon request.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     EOTT ENERGY PARTNERS, L.P.
                                     (A Delaware Limited Partnership)

                                     By:  EOTT ENERGY CORP., as
                                             General Partner


                                     By:   /s/ LORI L. MADDOX
                                        ---------------------------------------
                                        Name:  Lori L. Maddox
                                        Title: Vice President and Controller
                                               (Principal Accounting Officer)

Date:  July 13, 2001

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                                 EXHIBIT INDEX


EXHIBIT
  NO.                DESCRIPTION
-------              -----------

 10.38 Purchase and Sale Agreement between Enron Corp. and EOTT Energy Partners, L.P., dated June 29, 2001, with list of omitted schedules and agreement to furnish omitted schedules supplementally to the Securities and Exchange Commission upon request.